LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS

 Know all by these presents, that the undersigned hereby makes, constitutes and appoints each of Raphael Licht and Anders F. Laren, signing singly, as the undersigned's true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:

(1) prepare, execute, acknowledge, deliver and file Forms 3, 4, and 5 (including any amendments thereto) with respect to the securities of Independence Realty
Trust, Inc., a Maryland corporation (the "Company"), with the United States
Securities and Exchange Commission, any national securities exchanges and the
Company, as considered necessary or advisable under Section 16(a) of the
Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the "Exchange Act");

(2) seek or obtain, as the undersigned's representative and on the undersigned's behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of information; and

(3) perform any and all other acts which in the discretion of such attorney-in-fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.

The undersigned acknowledges that:

(1) this Power of Attorney authorizes, but does not require, such attorney-in-fact to act in their discretion on information provided to such attorney-in-fact without independent verification of such information;

(2) any documents prepared and/or executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his or her discretion, deems necessary or desirable;

(3) neither the Company nor such attorney-in-fact assumes (i) any liability for the undersigned's responsibility to comply with the requirement of the Exchange
Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and

(4) this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the Exchange Act, including without limitation the reporting requirements under Section 16 of the
Exchange Act.

 The undersigned hereby gives and grants the foregoing attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, with full power of substitution, hereby ratifying all that such attorney-in-fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney.

 This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact c/o the Company.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of August 6, 2013.

RAIT Financial Trust
By:  /s/ RAPHAEL LICHT
Raphael Licht
Chief Operating Officer

RAIT NTR HOLDINGS, LLC
By: RAIT Partnership, LP, its sole member
By: RAIT General, Inc., its general partner
By: /s/ RAPHAEL LICHT
Raphael Licht
Chief Operating Officer

BELLE CREEK MEMBER, LLC
By: Belle Creek IR Holdings, LLC, its sole member
By: RAIT NTR Holdings, LLC, its sole member
By: RAIT Partnership, L.P., its sole member
By: RAIT General, Inc., its general partner
By:  /s/ RAPHAEL LICHT
Raphael Licht
Chief Operating Officer

CENTREPOINT MEMBER, LLC
By: RAIT Equity Holdings I, LLC, its sole member
By: RAIT Partnership, L.P., its sole member
By: RAIT General, Inc., its general partner
By:  /s/ RAPHAEL LICHT
Raphael Licht
Chief Operating Officer

COPPER MILL MEMBER, LLC
By: Copper Mill IR Holdings, LLC, its sole member
By: Taberna IR Holdings Member, LLC, its sole member
By: Taberna Realty Finance Trust, its sole member
By:  /s/ RAPHAEL LICHT
Raphael Licht
Chief Operating Officer

CRESTMONT MEMBER, LLC
By: Crestmont IR Holdings, LLC, its sole member
By: Taberna IR Holdings Member, LLC, its sole member
By: Taberna Realty Finance Trust, its sole member
By:  /s/ RAPHAEL LICHT
Raphael Licht
Chief Operating Officer

CUMBERLAND MEMBER, LLC
By: Cumberland IR Holdings, LLC, its sole member
By: Taberna IR Holdings Member, LLC, its sole member
By: Taberna Realty Finance Trust, its sole member
By:  /s/ RAPHAEL LICHT
Raphael Licht
Chief Operating Officer

HERITAGE TRACE MEMBER, LLC
By: Heritage Trace IR Holdings, LLC, its sole member
By: Taberna IR Holdings Member, LLC, its sole member
By: Taberna Realty Finance Trust, its sole member
By:  /s/ RAPHAEL LICHT
Raphael Licht
Chief Operating Officer

TRESA AT ARROWHEAD MEMBER, LLC
By: Tresa IR Holdings, LLC, its sole member
By: RAIT NTR Holdings, LLC, its sole member
By: RAIT Partnership, L.P., its sole member
By: RAIT General, Inc., its general partner
By:  /s/ RAPHAEL LICHT
Raphael Licht
Chief Operating Officer

TABERNA IR HOLDINGS MEMBER, LLC
By: Taberna Realty Finance Trust, its sole member
By:  /s/ RAPHAEL LICHT
Raphael Licht
Chief Operating Officer